Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Senomyx, Inc. 2004 Equity Incentive Plan, and the Senomyx, Inc. 2004 Employee Stock Purchase Plan, of our report dated February 14, 2005, with respect to the financial statements of Senomyx, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                                                                                                /s/ Ernst & Young LLP

San Diego, California

August 18, 2005